Exhibit 8

PRINCIPAL SUBSIDIARIES

The principal subsidiaries of ING Groep N.V. are as follows:

Companies treated as part of the banking operations
ING Bank N.V.	The Netherlands
Bank Mendes Gans N.V.	The Netherlands
ING Lease Holding N.V.	The Netherlands
ING Corporate Investments B.V.	The Netherlands
ING Vastgoed Management Holding B.V.	The Netherlands
ING Commercial Finance B.V.	The Netherlands
Westland Utrecht Bank N.V.	The Netherlands
ING België N.V.	Belgium
ING Bank Slaski S.A.	Poland
ING Financial Holdings Corporation	United States of America
ING Vysya Bank Ltd.	India
ING Direct N.V.	Canada, Germany, Spain, Australia, France, United States of America, Italy, United Kingdom
ING Bank A.S.	Turkey

Companies treated as part of the insurance operations
ING Verzekeringen N.V.	The Netherlands
Nationale-Nederlanden Levensverzekering Maatschappij N.V.	The Netherlands
Nationale-Nederlanden Schadeverzekering Maatschappij N.V.	The Netherlands
ING Insurance Eurasia N.V.	The Netherlands
Parcom Capital B.V.	The Netherlands
Nationale-Nederlanden Services N.V.	The Netherlands
Movir N.V.	The Netherlands
ING Re (Netherlands) N.V.	The Netherlands
ING Fund Management B.V.	The Netherlands
ING Vastgoed Belegging B.V.	The Netherlands
ING Zivotna Poistovna a.s.	Slovakia
ING Nationale-Nederlanden Polska S.A.	Poland
ING Nationale-Nederlanden Polska Powszechne Towarzystwo Emerytaine S.A.	Poland
ING Asigurari de Viata S.A.	Romania
ING Greek Life Insurance Company S.A.	Greece
ING Nationale-Nederlanden Magyarorszagi Biztosito Rt.	Hungary
Nationale-Nederlanden Vida, Compañia de Seguros y Reaseguros S.A.	Spain
Nationale-Nederlanden Generales, Compañia de Seguros y Reaseguros S.A.	Spain
ING America Insurance Holdings, Inc.	United States of America
ING International Insurance Holdings, Inc.	United States of America
ING Life Insurance and Annuity Company	United States of America
ING North America Insurance Corporation	United States of America
Lion Connecticut Holdings Inc.	United States of America
ReliaStar Life Insurance Company	United States of America
ReliaStar Life Insurance Company of New York	United States of America
Security Life of Denver Insurance Company	United States of America
ING USA Annuity and Life Insurance Company	United States of America
ING Investment Management Co	United States of America
Security Life of Denver International Limited	Cayman Islands
ING Insurance Berhad	Malaysia
ING Life Insurance Company (Japan) Limited	Japan
ING Life Insurance Company (Korea) Limited	South Korea
ING Life Insurance Company (Bermuda) Limited	Hong Kong